Exhibit 99.1

Amicus Therapeutics Announces Virtual 2020 Annual Meeting of Shareholders

CRANBURY, NJ, May 8, 2020 – Amicus Therapeutics (Nasdaq: FOLD), a global, patient-dedicated biotechnology company focused on discovering, developing and delivering novel medicines for rare diseases, today announced that, its 2020 Annual Meeting of Stockholders will now be held solely via live webcast due to the public health impact of the COVID-19 pandemic and out of an abundance of concern for the health and wellbeing of our employees, stockholders and directors. As previously announced, the 2020 Annual Meeting will be held on June 4, 2020 at 9:00 am ET.

Attending the Virtual Annual Meeting

To attend and participate in the virtual Annual Meeting of Stockholders, stockholders of record will need to visit www.virtualshareholdermeeting.com/FOLD2020 and use their 16-digit control number (the “Control Number”) received in their notice to log in to this website. Beneficial owners of shares held in street name will need to follow the instructions provided by the broker, bank or other nominee that holds their shares. Only one stockholder per Control Number can access the meeting. We would encourage stockholders to log in to this website and access the webcast before the meeting’s start time.

Asking Questions and Voting

As described in the proxy materials for the Annual Meeting, Amicus stockholders as of the close of business on April 13, 2020 (the record date) are entitled to join the live virtual meeting and shall be able to listen, vote, and submit questions remotely.

The proxy card included with the proxy materials previously distributed on or about April 24, 2020 will not be updated to reflect the change in location and may continue to be used to vote your shares in connection with the Annual Meeting. The Company encourages eligible shareholders to vote on the proposals prior to the Annual Meeting using the instructions provided in the proxy materials previously distributed.

Assistance with the Virtual Annual Meeting

Further instructions on how to attend, participate in and vote at the virtual Annual Meeting of Stockholders will be available at www.virtualshareholdermeeting.com/FOLD2020. A support line will also be available on the meeting website on the day of the virtual Annual Meeting should stockholders require assistance with logging in. Digital copies of the company’s proxy statement and 2019 Annual Report are available at www.proxyvote.com. These materials also are available on the Company’s website at https://ir.amicusrx.com/annual-reports-and-proxies.

About Amicus Therapeutics

Amicus Therapeutics (Nasdaq: FOLD) is a global, patient-dedicated biotechnology company focused on discovering, developing and delivering novel high-quality medicines for people living with rare metabolic diseases. With extraordinary patient focus, Amicus Therapeutics is committed to advancing and expanding a robust pipeline of cutting-edge, first- or best-in-class medicines for rare metabolic diseases. For more information please visit the company’s website at www.amicusrx.com, and follow on Twitter and LinkedIn.

Forward-Looking Statements

Statements contained herein that relate to the Company's 2020 Annual Meeting of Stockholders are forward-looking statements within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Words such as "will be", "will", "may" or other similar words or expressions often identify forward-looking statements. Such statements are based on current expectations only, and are subject to certain risks, uncertainties and assumptions, many of which are beyond our control. Among the factors that could cause the Company’s 2020 annual meeting logistical arrangements to change include: general business and economic conditions; imposition of restrictive governmental regulations implemented to address public health concerns; or operational delays or difficulties because of the novel coronavirus or similar diseases, or uncertainty regarding the same. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

CONTACT:

Amicus Therapeutics

Andrew Faughnan

Director, Investor Relations

afaughnan@amicusrx.com

(609) 662-3809

FOLD–G

2